UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

Migom Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216086	61-1787148
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 6th Ave, 3rd floor

New York, NY, 10036, USA

(Address of principal)

212 257 6711

(Registrant’s telephone number, including area code)

Alfacourse Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 25, 2022, the Registrant (1) dismissed JLKZ CPA LLP as the Registrant’s principal accountant to audit the Registrant’s financial statements and (2) appointed Mainor Audit ja Partnerid OÜ as the Registrant’s principal accountant to audit the Registrant’s financial statements. During the Registrant’s most recent fiscal year, JLKZ CPA LLP reports on the Registrant’s financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the Audit Committee of the Board of Directors. During the Registrant’ most recent fiscal years and the subsequent interim period, there were no disagreements with JLKZ CPA LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JLKZ CPA LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Registrant has not consulted JLKZ CPA LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements.

We have provided JLKZ CPA LLP a copy of the disclosure made in response to this Item 4.01 and have requested that JLKZ CPA LLP provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, JLKZ CPA LLP has provided the letter attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter to SEC from JLKZ CPA LLP dated March 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2022

Migom Global Corp.

/s/ Georgi Parrik
By:	Georgi Parrik
Title:	CEO

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